                                                                   EXHIBIT 11


                          NORTHWEST NATURAL GAS COMPANY
                 Statement re: Computation of Per Share Earnings
                      (Thousands, except per share amounts)
                                   (Unaudited)


                                             Three Months Ended              Nine Months Ended
                                                September 30,                  September 30,
                                          --------------------------     --------------------------
                                               1999         1998              1999      1998
                                          --------------------------     --------------------------

Earnings Applicable to Common Stock ......   $ (4,183)   $ (6,558)        $ 29,374   $ 19,420
     Debenture Interest Less Taxes .......        105         110              315        330
                                             --------    --------         --------   --------

Net Income Available for Diluted Common
  Stock ..................................   $ (4,078)   $ (6,448)        $ 29,689   $ 19,750
                                             ========    ========         ========   ========

Average Common Shares Outstanding ........     25,007      24,763           24,946     24,037
                                             --------    --------         --------   --------

     Stock Options .......................         31          36               15         40
     Convertible Debentures ..............        476         500              476        500
                                             --------    --------         --------   --------

Diluted Common Shares ....................     25,514      25,299           25,437     24,577
                                             ========    ========         ========   ========

Diluted Earnings per Share of
     Common Stock ........................   $  (0.17)   $  (0.26)        $   1.17   $   0.80
                                             ========    ========         ========   ========
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